UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

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Ballantyne Strong, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT AND NOTICE

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

to be held at

The Westin

400 Corporate Drive

Fort Lauderdale, FL 33334

on

May 23, 2016 at 1:00 p.m. (Local Time)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held May 23, 2016

The Annual Meeting of Stockholders of Ballantyne Strong, Inc. will be held at The Westin, 400 Corporate Drive, Fort Lauderdale, FL 33334, on May 23, 2016 at 1:00 p.m., Local Time (including any adjournments or postponements thereof, the “Annual Meeting”), for the following purposes:

1.	To elect eight directors named in the Proxy Statement to the Company’s Board of Directors (the “Board”) for one-year terms.

2.	To consider and act upon a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement.

3.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016.

4.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Only those stockholders of record at the close of business on March 24, 2016 (the “Record Date”), shall be entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, please vote your proxy card as soon as possible to assure a quorum. Please vote in one of these three ways:

(1)	Visit the website at www.proxyvote.com and have your proxy card in hand to vote through the internet, or

(2)	Use the toll-free telephone number listed on the proxy card, or

(3)	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

If you vote on the website or by telephone, you do not need to return a proxy card by mail, unless you wish to change your vote or revoke your vote.

Voting by any of these methods will ensure that you are represented at the Annual Meeting even if you are not there in person. Stockholders who have previously voted but attend the Annual Meeting may withdraw their proxy if they wish to do so, and vote in person.

If you desire assistance in scheduling overnight accommodations in Fort Lauderdale, contact Alison Sparrow at Ballantyne at (770) 369-9334. Early reservations are encouraged.

The formal meeting of stockholders will be followed by a review of our business. I look forward to seeing you at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 23, 2016: The Company’s Proxy Statement, its Annual Report and this Notice are available at www.strong-world.com or www.proxyvote.com.

Dated this 28th day of March, 2016.

By Order of the Board of Directors

D. Kyle Cerminara Chairman and Chief Executive Officer

Table of Contents

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
Who may vote?	1
What is the purpose of the Annual Meeting?	1
Who may attend the Annual Meeting?	1
What constitutes a quorum?	2
May I vote by proxy card, by telephone or through the internet?	2
May I change my vote?	2
How does the Board recommend I vote?	2
How many votes are required to approve each Proposal?	2
What is a broker non-vote?	2
Who pays the expenses incurred in connection with the solicitation of proxies?	3
How can I find out the results of the voting at the Annual Meeting?	3
How may I get additional copies of the Annual Report?	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
PROPOSAL ONE – ELECTION OF DIRECTORS	7
BOARD OF DIRECTORS	7
CORPORATE GOVERNANCE	10
Board Leadership Structure and Role of the Board in Risk Oversight	10
Board Independence	10
Communication to the Board	11
Board and Committee Meeting Attendance	11
Board Attendance at Annual Meeting	11
BOARD COMMITTEES	12
Audit Committee	12
Compensation Committee	12
Nominating and Corporate Governance Committee	13
EXECUTIVE OFFICERS	14
EXECUTIVE COMPENSATION	14
Compensation Discussion and Analysis	14
Compensation Risk Assessment	19
Compensation Consultant	19
Compensation Committee Interlocks and Insider Participation	19
Compensation Committee Report	20
Executive Compensation	21
2015 Summary Compensation Table	21
Grants of Plan-Based Awards for Fiscal Year 2015	24
Outstanding Equity Awards at 2015 Fiscal Year-End	26
Options Exercised and Stock Vested	27
Director Compensation	28
REPORT OF THE AUDIT COMMITTEE	29
PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION	30
PROPOSAL THREE – RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS	31
STOCKHOLDER PROPOSALS	32
RELATED PERSON TRANSACTION PROCEDURES	32
ADDITIONAL INFORMATION	33

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ballantyne Strong, Inc. (the “Company,” “Ballantyne,” “we” or “us”). The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on May 23, 2016 at 1:00 p.m., Local Time, at the The Westin, 400 Corporate Drive, Fort Lauderdale, FL 33334. The Company’s telephone number is (402) 453-4444.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 23, 2016

As permitted by the rules of the Securities and Exchange Commission’s (the “SEC”), we employ the cost-effective and environmentally-conscious “notice and access” delivery method. This allows us to give our stockholders access to a full set of our proxy materials online. Beginning on or about April 8, 2016, we will send to most of our stockholders, by mail or e-mail, a notice, titled as the Notice of Electronic Availability of Proxy Materials, explaining how to access our proxy materials and vote online or by telephone. This notice is not a proxy card and cannot be used to vote your shares.

On or about the same day, we will begin mailing paper copies of our proxy materials to stockholders who have requested them. Those stockholders who do not receive the Notice of Electronic Availability of Proxy Materials, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a copy of this Proxy Statement, the proxy card, and the Annual Report by mail. This notice also contains instructions on how you can (i) receive a paper copy of the Proxy Statement, proxy card and Annual Report if you only received a notice by mail, or (ii) elect to receive your Proxy Statement, proxy card and Annual Report over the internet next year if you received them by mail this year.

Who may vote?

The Company has one class of voting shares outstanding. Only stockholders of record of our common stock at the close of business on March 24, 2016, the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on the Record Date. At the close of business on March 24, 2016, the Company had 14,291,014 shares of outstanding common stock, all of which are entitled to vote at the Annual Meeting. A list of stockholders as of the Record Date will be available for inspection during ordinary business hours at our principal executive offices located at 13710 FNB Parkway, Suite 400, Omaha, NE 68154 for ten days before the Annual Meeting. Each share of common stock will have one vote on each matter to be voted on. The shares of common stock held in treasury will not be voted.

What is the purpose of the Annual Meeting?

At the Company’s Annual Meeting, stockholders will act upon the matters described in the accompanying notice of meeting. In addition, management will report on Ballantyne’s performance during fiscal 2015 and respond to questions from stockholders.

Who may attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. If you attend the Annual Meeting in person, you will be asked to present photo identification (such as a state-issued driver’s license) and proof that you own shares of Ballantyne common stock before entering the meeting. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold shares in street name (through a bank or broker, for example), a recent brokerage statement or a letter from your broker or bank showing your holdings of Ballantyne common stock is proof of ownership. If you want to vote shares that you hold in street name in person at the Annual Meeting, you must bring a legal proxy in your name from the broker, bank, or other nominee that holds your shares.

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What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the Company’s common stock outstanding on the Record Date will constitute a quorum, permitting action to be taken and the conduct of business at the Annual Meeting. As of the Record Date, 14,291,014 shares of common stock were outstanding. Broker non-votes, abstentions and proxies marked “withheld” for the election of directors, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal.

May I vote by proxy card by telephone or through the internet?

You may vote by proxy card, by telephone or through the internet. Voting by any of these methods will ensure that you are represented at the Annual Meeting even if you are not there in person. Please refer to the instructions on the Notice of Electronic Availability of Proxy Materials and the proxy card.

May I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. In the event voting is done using the internet, the cutoff will be 11:59 P.M., Eastern Time, the day before the Annual Meeting. You may change your vote on the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

How does the Board recommend I vote?

Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth in the description of each proposal in this Proxy Statement. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each Proposal?

Proposal 1—Election of eight directors named in this Proxy Statement to the Ballantyne Board, each to hold office until our 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) and until a successor is duly elected and qualified.

Under our Bylaws, the eight candidates receiving the highest number of “FOR” votes cast by holders of shares represented in person or by proxy at the Annual Meeting will be elected. This number is called a plurality. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee. Similarly, any broker non-votes will be counted for purposes of determining if there is a quorum, but will not be considered to have been voted for the director nominee.

Proposal 2—Advisory Vote on Executive Compensation.

The affirmative vote of a majority of the shares present or represented by proxy at the meeting or entitled to vote will be deemed by the Board to constitute the advisory vote on executive compensation.

Proposal 3—Ratification of Independent Auditors.

The affirmative vote of a majority of the shares present or represented by proxy at the meeting or entitled to vote is required to approve Proposal 3, ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016.

Other Proposals. No other matters are anticipated to be brought before the meeting.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a “broker non-vote” occurs. Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting. At the Annual Meeting, brokers have discretion to vote on Proposal 3, but not on Proposal 1 and Proposal 2.

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Who pays the expenses incurred in connection with the solicitation of proxies?

The Company will bear the cost of its solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited in person, by telephone, by press releases, through internet, by electronic means, by facsimile and otherwise by the Company’s management at the direction of our Board of Directors, without additional compensation. We have not yet retained, but may retain, a proxy solicitor in conjunction with the Annual Meeting, and its employees may assist us in the solicitation. We will pay all costs of soliciting proxies, including a fee and reasonable out-of-pocket expenses for the proxy solicitor, if any.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

How may I get additional copies of the Annual Report?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including financial statements, is available through our website at www.strong-world.com. The information provided on the Company’s website is referenced in this proxy statement for information purposes only. The information on the Company’s website shall not be deemed to be a part of or incorporated by reference into this proxy statement or any other filings the Company makes with the SEC. For a printed copy, please contact our Corporate Secretary by mail at the address listed below:

Attn:	Corporate Secretary Ballantyne Strong, Inc. 13710 FNB Parkway, Suite 400 Omaha, NE 68154

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Largest Owners of Ballantyne Shares

The following table shows each person or entity that Ballantyne knows to be the beneficial owner of more than five percent of the Company’s outstanding common stock as of the Record Date of March 24, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Ariel Investments, LLC 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601	1,884,258 (3)	13.18%
Fundamental Global Investors, LLC 4201 Congress Street, Suite 140 Charlotte, NC 28209	2,288,048 (4)	16.01%
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	1,070,534 (5)	7.49%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78749	972,797 (6)	6.81%

(1)	This information is based on Schedules 13G and 13D, as amended, filed with the SEC. Ariel Investments, LLC (“Ariel”) filed an amended Schedule 13G on February 12, 2016; Fundamental Global Investors, LLC filed an amended Schedule 13D on December 14, 2015; Royce & Associates, LLC filed an amended Schedule 13G on January 7, 2016; and Dimensional Fund Advisors LP filed an amended Schedule 13G on February 9, 2016.

(2)	Based upon 14,291,014 shares outstanding on March 24, 2016.

(3)	Ariel reported that it has shared voting power over 1,235,467 shares and shared power to dispose or direct the disposition of 1,884,258 shares. Ariel reported that its adviser clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, all securities reported as beneficially owned by Ariel.

(4)

Fundamental Global Investors, LLC has shared power to vote and direct the disposition of 2,288,048 shares, representing approximately 16.0% of the Company’s outstanding shares of common stock. Additional affiliates of Fundamental Global Investors, LLC, including Mr. Cerminara hold 403,825 shares, and CWA Asset Management Group, LLC, which provides wealth management, estate planning and family office services to individual investors and of which Fundamental Global Investors LLC owns 50%, holds 482,662 shares, thus increasing the total number of shares beneficially owned by Fundamental Global to 3,174,535 shares, or 22.2% of the Company’s outstanding shares of common stock.

(5)	Royce & Associates, LLC reported that it has sole voting and dispositive power over all of the shares that it beneficially owns.

(6)	Dimensional Fund Advisors LP reported that it has sole power to vote or to direct the vote for 937,751 shares and the sole power to dispose or to direct the disposition of 972,797 shares.

Share Ownership of Directors and Officers

The following chart sets forth, as of the close of business on the Record Date of March 24, 2016, certain information concerning beneficial ownership of common stock by each director and director nominee of the Company, each of the named executive officers (as defined below), and all directors and executive officers as a group.

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Name	Number of Shares Beneficially Owned(1)		Percent of Common Stock(2)
D. Kyle Cerminara, Chairman and CEO	2,402,027	(3)	16.8%
Nathan D. Legband, Senior Vice President, CFO, and Treasurer	8,000	(4)	*
Stephen L. Schilling, President of Digital Media	35,500	(5)	*
Ray F. Boegner, President of Cinema	97,697	(6)	*
Samuel C. Freitag, Director	267,480	(7)	1.9%
Marc E. LeBaron, Director	52,361	(8)	*
James C. Shay, Director	35,561	(9)	*
Charles T. Lanktree, Director	14,151	(10)	*
Robert J. Marino, Director	11,651	(11)	*
Robert J. Roschman, Director	19,451	(12)	*
William J. Gerber, Director	6,651	(13)	*
Ndamukong Suh, Director	7,625	(14)	*
Lewis M. Johnson, Director Nominee	2,288,048	(17)	16.0%
Gary L. Cavey, Former President and CEO	21,276	(15)	*
Christopher D. Stark, Former President	-		*
David G. Anderson, Former Senior Vice President, General Counsel and Secretary	14,900	(16)	*
All directors and executive officers as a group (13 persons)	2,964,806	(18)	20.7%

*	Less than 1% of common stock outstanding. (1)

(1)	Each director, director nominee and executive officer listed above owns all outstanding shares directly and has sole voting and investment power over such shares unless otherwise specified below.

(2)	Based upon 14,291,014 shares of common stock outstanding as of March 24, 2016. Each named person is deemed to be the beneficial owner of shares of common stock that may be acquired within 60 days of March 24, 2016, upon the exercise of stock options. The shares also include restricted stock which will vest within 60 days of March 24, 2016, as the individuals have sole or shared voting and investment power over such shares. Accordingly, the number of shares and percentage set forth next to the name of such person, and all current directors, director nominees and executive officers as a group, includes the shares of common stock issuable pursuant to stock options exercisable within 60 days of March 24, 2016 and restricted common stock which will vest within 60 days of March 24, 2016. However, the shares of common stock so issuable upon the exercise of stock options or unvested restricted stock by any such person are not included in calculating the percentage of common stock beneficially owned by any other stockholder.

(3)	Includes 101,834 shares of common stock directly owned by Mr. Cerminara, including 6,651 shares of restricted common stock vesting within 60 days of March 24, 2016, and 12,145 shares held by Mr. Cerminara’s wife and children. Also includes 2,288,048 shares of common stock beneficially owned by Fundamental Global Investors, LLC, the largest stockholder of the Company, and its affiliates (collectively, “Fundamental Global”). Mr. Cerminara, as Chief Executive Officer, Co-Founder and Partner of Fundamental Global Investors, LLC, is deemed to have shared voting and dispositive power over the shares beneficially owned by Fundamental Global.

(4)	Includes 8,000 shares of common stock directly owned by Mr. Legband.

(5)	Includes 5,500 shares of common stock directly owned by Mr. Schilling and 30,000 shares purchasable pursuant to stock options exercisable within 60 days of March 24, 2016.

(6)	Includes 67,697 shares of common stock directly owned by Mr. Boegner and 30,000 shares purchasable pursuant to stock options exercisable within 60 days of March 24, 2016.

(7)	Includes 162,829 shares of common stock directly owned by Mr. Freitag, 98,000 shares of common stock held by Mr. Freitag’s wife and children and 6,651 shares of restricted common stock vesting within 60 days of March 24, 2016.

(8)	Includes 45,710 shares of common stock directly owned by Mr. LeBaron and 6,651 shares of restricted common stock vesting within 60 days of March 24, 2016.

(9)	Includes 28,910 shares of common stock directly owned by Mr. Shay and 6,651 shares of restricted common stock vesting within 60 days of March 24, 2016.

(10)	Includes 7,500 shares directly owned by the Donna B. Lanktree Family Trust, the trustee of which is Donna B. Lanktree, the spouse of Mr. Lanktree, and 6,651 shares of restricted common stock vesting within 60 days of March 24, 2016.

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(11)	Includes 2,500 shares of common stock directly owned by Mr. Marino, 2,500 shares of common stock held by Mr. Marino’s family and 6,651 shares of restricted common stock vesting within 60 days of March 24, 2016.

(12)	Includes 12,800 shares of common stock directly owned by Mr. Roschman and 6,651 shares of restricted common stock vesting within 60 days of March 24, 2016.

(13)	Includes 6,651 shares of restricted common stock vesting within 60 days of March 24, 2016.

(14)	Includes 5,365 shares of common stock directly owned by Mr. Suh and 2,260 shares of restricted common stock vesting within 60 days of March 24, 2016.

(15)	Includes 21,276 shares of common stock directly owned by Mr. Cavey.

(16)	Includes 14,900 shares of common stock directly owned by Mr. Anderson.

(17)	Includes 2,288,048 shares of common stock beneficially owned by Fundamental Global, the largest stockholder of the Company. Mr. Johnson, as President, Co-Founder and Partner of Fundamental Global Investors, LLC, is deemed to have shared voting and dispositive power over the shares beneficially owned by Fundamental Global.

(18)	Includes 441,145 shares of common stock owned directly by all current directors, director nominees and executive officers as a group, 12,145 shares of common stock held by Mr. Cerminara’s wife and children, 98,000 shares of common stock held by Mr. Freitag’s wife and children, 7,500 shares of common stock held by the Donna B. Lanktree Family Trust, 2,500 shares of common stock held by Mr. Marino’s family, 55,468 shares of restricted common stock vesting within 60 days of March 24, 2016 and 60,000 shares purchasable pursuant to stock options exercisable within 60 days of March 24, 2016, and 2,288,048 shares held by Fundamental Global.

Change of Control

Pursuant to the proxy contest settlement agreement entered into with Fundamental Global Investors, LLC, the largest stockholder of the Company, and its affiliates (collectively, “Fundamental Global”), on April 21, 2015, the Company expanded its Board of Directors to nine directors and nominated five director candidates from Fundamental Global’s slate of directors (Messrs. D. Kyle Cerminara, William J. Gerber, Charles T. Lanktree, Robert J. Marino and Robert J. Roschman), who were elected at the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). Fundamental Global holds approximately 22.2% of the Company’s outstanding shares of common stock. Mr. Cerminara, the Chief Executive Officer, Co-Founder and Partner of Fundamental Global Investors, LLC, serves as our Chairman and Chief Executive Officer. As a result of its ownership position and Mr. Cerminara’s board and management positions with the Company, Fundamental Global has the ability to exert significant influence over our policies and affairs, including the power to impact the election of our directors, appointment of our management and approval of any action requiring a stockholder vote, such as amendments to our certificate of incorporation, bylaws, significant stock issuances, mergers and asset sales.

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PROPOSAL ONE

ELECTION OF DIRECTORS

Ballantyne’s Certificate of Incorporation, as amended, and Bylaws, as amended, provide for the annual election of all directors. The Bylaws allow the Board to set the number of directors from time to time and to appoint directors between Annual Meetings. For purposes of this 2016 Annual Meeting, the Board of Directors has set the number of directors at eight as of the Annual Meeting.

At the 2015 Annual Meeting, stockholders elected nine directors, namely Gary L. Cavey, D. Kyle Cerminara, Marc E. LeBaron, Samuel C. Freitag, James C. Shay, William J. Gerber, Charles T. Lanktree, Robert J. Marino and Robert J. Roschman. Effective May 8, 2015, Mr. Cavey resigned from the Board of Directors. Ndamukong Suh was appointed to serve as a director effective January 18, 2016. Robert J. Marino and Marc E. LeBaron are not being renominated for re-election at the Annual Meeting. The Board is also nominating Lewis M. Johnson for election to the Board.

Our Board recommends a vote “FOR” the election of all the nominees listed below.

BOARD OF DIRECTORS

Set forth below is a list of the eight director nominees for election at the Annual Meeting and certain information regarding them. The information below also sets forth the year in which each current director became a director of the Company. Each director nominee, if elected, will be entitled to serve until the 2017 Annual Meeting and until a successor is duly elected and qualified.

D. Kyle Cerminara, age 38, has been the Company’s Chairman, CEO and a director since 2015. Mr. Cerminara is also the Chief Executive Officer, Co-Founder and Partner of Fundamental Global Investors, LLC, an SEC registered investment advisor that manages equity and fixed income hedge funds and is the largest stockholder of the Company. In addition, Mr. Cerminara is Co-Chief Investment Officer of Capital Wealth Advisors, a wealth advisor and multi-family office affiliated with Fundamental Global Investors, LLC. In February 2015, he was appointed to the Board of Directors of the Company. Mr. Cerminara has also served on the Board of Directors of RELM Wireless Corporation, a publicly traded company on the NYSE MKT, since July 2015. Prior to co-founding Fundamental Global Investors, LLC and partnering with Capital Wealth Advisors, Mr. Cerminara was a Portfolio Manager at Sigma Capital Management from 2011 to 2012, a Director and Sector Head of the Financials Industry at Highside Capital Management from 2009 to 2011, and a Portfolio Manager and Director at CR Intrinsic Investors from 2007 to 2009. Before joining CR Intrinsic Investors, Mr. Cerminara was a Vice President, Associate Portfolio Manager and Analyst at T. Rowe Price from 2001 to 2007 and an Analyst at Legg Mason from 2000 to 2001. Mr. Cerminara received an MBA from the Darden School of Business at the University of Virginia and a B.S. in Finance and Accounting from the Smith School of Business at the University of Maryland, where he was a member of Omicron Delta Kappa, an NCAA Academic All American and Co-Captain of the men’s varsity tennis team. He also completed a China Executive Residency at the Cheung Kong Graduate School of Business in Beijing, China. Mr. Cerminara holds the Chartered Financial Analyst (CFA) designation. Mr. Cerminara brings to the Board the perspective of one of the Company’s most significant stockholders. He also has extensive experience in the financial industry, including investing, capital allocation, finance and financial analysis of public companies that qualifies him to serve on our Board of Directors.

Samuel C. Freitag, age 60, has been an independent private investor since January of 2004. From July 2002 to December 2003, he was President of McCarthy Capital Corporation, a private equity fund manager of approximately $300 million in capital. From 1986 until 1997, he held various positions with George K. Baum Merchant Bank, LLC, including serving as Senior Managing Director and Director, Investment Banking. Mr. Freitag has served as a director of Ballantyne since June 2011. Mr. Freitag’s investment banking experience and service on other boards of directors provide him the executive experience and knowledge to qualify him to serve on our Board of Directors.

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William J. Gerber, age 58, served as Chief Financial Officer of TD Ameritrade Holding Corporation (TD Ameritrade), a provider of securities brokerage services and related technology-based financial services to retail investors, traders and independent registered investment advisors, from October 2006 to October 2015. In May 2007, he was named Executive Vice President of TD Ameritrade. In his role as Chief Financial Officer, he oversaw investor relations, business development, certain treasury functions and finance operations, including accounting, business planning and forecasting, external and internal reporting, tax and competitive intelligence. From May 1999 until October 2006, he served as the Managing Director of Finance at TD Ameritrade, during which time he played a significant role in evaluating merger and acquisition opportunities. Prior to joining TD Ameritrade, he served as Vice President of Acceptance Insurance Companies, Inc., where he was responsible for all aspects of mergers and acquisitions, investment banking activity, banking relationships, investor communications and portfolio management. Prior to joining Acceptance, Mr. Gerber spent eight years with Coopers & Lybrand, now known as PricewaterhouseCoopers, serving as an audit manager primarily focusing on public company clients. Mr. Gerber was named to Institutional Investor Magazine’s All-America Executive Team as one of the top three CFOs in the Brokerage, Asset Managers and Exchanges category (2012, 2013 and 2014). He was also named a member of the CNBC CFO Council (2013 and 2014). He serves on the Board of Directors for CTMG Inc. and Boys Town National Board of Trustees. He has also served on the Board of Directors of Streck Labs, Inc., a privately held company, since March 2015. Mr. Gerber holds a B.B.A. in Accounting from the University of Michigan. Mr. Gerber is also a CPA in the State of Michigan. Mr. Gerber has served as a director of the Company since May 2015. Mr. Gerber has served as Executive Vice President and Chief Financial Officer of TD Ameritrade, an online brokerage business, for more than eight years and has extensive financial experience, bringing valuable skills to our Board of Directors.

Charles T. Lanktree, age 66, has served as President and Chief Executive Officer of Eggland’s Best, LLC, a joint venture between Eggland’s Best, Inc. and Land O’Lakes, Inc. and one of the leading distributors of fresh eggs, since 2012. Since 1997, Mr. Lanktree has served as President and Chief Executive Officer of Eggland’s Best, Inc., a franchise-driven consumer egg business, where he previously served as the President and Chief Operating Officer from 1995 to 1996 and Executive Vice President and Chief Operating Officer from 1990 to 1994. Mr. Lanktree currently serves on the Board of Directors of Eggland’s Best, Inc. and several of its affiliates. From 2009 to 2013, he served on the Board of Directors of Eurofresh Foods, Inc., a privately held company. Prior to joining Eggland’s Best, Inc., Mr. Lanktree served as the President and Chief Executive Officer of American Mobile Communications, Inc. from 1987 to 1990 and as the President and Chief Operating Officer of Precision Target Marketing, Inc. from 1985 to 1987. From 1976 to 1985, he held various executive-level marketing positions with The Grand Union Company and Beech-Nut Foods Corporation. Mr. Lanktree received an MBA from the University of Notre Dame and a B.S. in Food Marketing from St. Joseph’s College. He also served in the U.S. Army and U.S. Army Reserves from 1971 to 1977. Mr. Lanktree’s 25 years of experience in consumer marketing and retail operations and his extensive experience as a Chief Executive Officer, coupled with his knowledge and insight of the retail industry, including distribution and franchising operations, qualifies him to serve on our Board of Directors.

Robert J. Roschman, age 50, has been an owner of Triple R. Associates, Ltd., a real estate firm with over 100 properties leased to fast food, distribution and retail tenants, since 1992. Mr. Roschman also holds ownership interests in several development properties throughout Florida. Mr. Roschman currently serves on the Board of Directors of Giant Bank Holdings, Inc., a privately held federally chartered bank with an Internet division, which he founded in 1998. From 1987 to 2000, Mr. Roschman was a Co-Founder and Vice President of Snapps Restaurants, Inc., a 76-store fast food restaurant which merged into Rally’s Hamburgers, Inc. From 1983 until 1997, he served as a shareholder of Charter Bank in Delray Beach, Florida, which merged into Southtrust Bank in 1997. Mr. Roschman received a B.S. from Florida State University. He has served as a director of the Company since May 2015. Mr. Roschman brings over 30 years of experience as an investor in multiple lines of business, including real estate, franchising, distribution, banking and retail. Mr. Roschman’s extensive experience as an investor and in managing and overseeing multiple businesses is valuable for evaluating strategic opportunities and qualifies him to serve on our Board of Directors.

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James C. Shay, age 52, is the Executive Vice President and Chief Financial Officer for Hallmark Cards, Inc., a retailer of greeting cards and gifts, which position he has held since January 2016. Prior to that, he was Executive Vice President – Finance at Hallmark since August 2015. Previously, Mr. Shay served as Senior Vice President, Finance and Strategic Planning, and Chief Financial Officer for Great Plains Energy, Inc. (NYSE: GXP), a public utility holding company, and Kansas City Power & Light Company, an electric utility company, from 2010 to 2015, Chief Financial Officer for Northern Power Systems from 2009 to 2010, Managing Director of Frontier Investment Bank from 2007 to 2009, Chief Financial Officer for Machine Laboratory, LLC (after its acquisition from BOA) from 2004 to 2006 and in various positions with BHA from 1992 until its acquisition of Machine Laboratory LLC in 2004. Mr. Shay is a Certified Public Accountant. Mr. Shay has served as a director of Ballantyne since May 2012. He is also a member of the Board of Directors of Crown Media Holdings, Inc. (NASDAQ: CRWN), the MRI Global Board of Trustees and its Finance and Audit Committee, the University of Kansas School of Business Advisory Board and the University of Kansas Hospital Advancement Board. Mr. Shay’s extensive background in finance and accounting as well as his executive experience qualify him to serve on our Board of Directors.

Ndamukong Suh, age 29, is an independent private investor. Mr. Suh holds ownership interests in several real estate development projects across Michigan, Nebraska, Oregon and Colorado. Mr. Suh is the Founder of the Ndamukong Suh Family Foundation. Mr. Suh holds a Bachelor’s degree in Engineering focused on Construction Management from the University of Nebraska. Mr. Suh has served as a director of Ballantyne since January 2016. Our Board of Directors believes that Mr. Suh’s well cultivated business and personal network will add unique value to the Company now and into the future, which coupled with his extensive experience as an investor, allowing him to evaluate strategic opportunities, qualifies him to serve on our Board of Directors.

Lewis M. Johnson, age 46, is President, Co-Founder and Partner of Fundamental Global Investors, LLC, an SEC registered investment advisor that manages equity and fixed income hedge funds and is the largest stockholder of the Company. In addition, Mr. Johnson is Co-Chief Investment Officer of Capital Wealth Advisors, a wealth advisor and multi-family office affiliated with Fundamental Global Investors, LLC. Prior to co-founding Fundamental Global Investors, LLC and partnering with Capital Wealth Advisors, Mr. Johnson was a private investor from 2010 to 2012. From 2008 to 2010 Mr. Johnson served as Portfolio Manager and Managing Director at Louis Dreyfus Highbridge Energy. Previously Mr. Johnson was a Senior Vice President, Portfolio Manager and Analyst at Pequot Capital from 2006 to 2007. Prior to joining Pequot Capital, he was a Vice President and Analyst at T. Rowe Price from 2000 to 2006. He worked as an Analyst at Capital Research and Management in 1999 and a Vice President at AYSA from 1992 to 1998. Mr. Johnson received an MBA from the Wharton School of Business at the University of Pennsylvania in addition to a MA in Political Science and a BA in International Studies from Emory University, where he graduated Magna Cum Laude and was a member of Phi Beta Kappa. Mr. Johnson has extensive experience in the financial industry, including investing, capital allocation, finance and financial analysis of public companies, which skills would be valuable to our Board of Directors.

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CORPORATE GOVERNANCE

The Board of Directors operates pursuant to the provisions of the Company’s Certificate of Incorporation (as amended) and Bylaws (as amended) and has also adopted several corporate governance policies to address significant corporate governance issues. Our Code of Ethics, Audit Committee Charter, Nominating and Corporate Governance Committee Charter, and Compensation Committee charter are available on our website at www.strong-world.com.

Board Leadership Structure and Role of the Board in Risk Oversight

D. Kyle Cerminara is the Company’s Chief Executive Officer and Chairman of the Board of Directors. Mr. Cerminara represents the Company’s largest stockholder, which represents 22.2% of the voting and economic interest. As such he may be deemed to be the Company’s controlling stockholder. It is Mr. Cerminara’s opinion that a controlling stockholder who is active in the business, as is currently the case, should hold both roles, setting the tone of the organization, having the ultimate responsibility for all of the Company’s operating and strategic functions, and providing unified leadership and direction to the Board of Directors and the Company’s executive management. The opinion is shared by our Board of Directors. The Board of Directors has not named a lead independent director, but receives strong leadership from all of its members. Our Board committees consist of only independent members, and our independent directors meet at least annually in executive session without the presence of non-independent directors and management. In addition, our directors take active and substantial roles in the activities of our Board at the full board meetings. They are able to propose items for board meeting agendas, and the Board’s meetings include time for discussion of items not on the formal agenda. Our Board believes that this open structure, as compared to a system in which there is a designated lead independent director, facilitates a greater sense of responsibility among our directors and facilitates active and effective oversight by the independent directors of the Company’s operations and strategic initiatives, including any risks.

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic and operational risk exposure. The Audit Committee has the responsibility to consider and discuss major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also provides oversight of the performance of the internal audit function. The Nominating and Corporate Governance Committee monitors the effectiveness of the Company’s corporate governance guidelines and the selection of prospective Board members and their qualifications. The Compensation Committee, in conjunction with the Audit Committee, assesses and monitors whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk-taking. Typically, the entire Board meets with management and the applicable Board committees at least annually to evaluate and monitor respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from individuals responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board’s role in risk oversight does not affect the Board’s leadership structure. However, our Board’s leadership structure supports such risk oversight by combining the Chairman position with the Chief Executive Officer position, the person with primary corporate responsibility for risk management.

Board Independence

The Board of Directors is composed of a majority of independent directors as defined by the listing requirements of the NYSE MKT. The Board of Directors has determined that Messrs. LeBaron, Freitag, Shay, Gerber, Lanktree, Roschman, Marino and Suh are independent directors of the Company and Mr. Johnson qualifies as an independent director, if elected, under the listing standards adopted by the NYSE MKT. In making these independence determinations, the Board considered all of the factors that automatically compromise director independence as specified in the NYSE MKT’s listing standards and determined that none of those conditions existed. In addition, the Board considered whether any direct or indirect material relationship, beyond those factors that automatically compromise director independence, existed between those directors and director nominees, their immediate family members, or their affiliated entities, on the one hand, and us and our subsidiaries, on the other hand. The Board determined, for those directors identified as independent above, that any relationship that existed was not material and did not compromise that director’s independence.

Our independent directors meet in an executive session at least once per year.

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Communication to the Board

Stockholders and other interested parties wishing to communicate with the Board of Directors should address written correspondence to the Secretary of the Company who will present the communication to the Board.

Board and Committee Meeting Attendance

The Board of Directors held four (4) meetings in person during 2015. In addition, the Board of Directors held eight (8) meetings via teleconference. Each current director attended at least 75 percent of the aggregate of the total number of board meetings held during the period for which he has been a director and the total number of meetings held by all committees of the Board on which he served during the periods that he served.

Board Attendance at Annual Meeting

All members of the Board of Directors are encouraged to attend the Annual Meeting. All directors who were standing for re-election and serving at the time attended the 2015 Annual Meeting with the exception of Mr. LeBaron.

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BOARD COMMITTEES

The Board has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The current charters for each of the Committees are available on our website, www.strong-world.com. The members of the Board committees, as of the date of this Proxy Statement, are identified in the following table:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
D. Kyle Cerminara*
Samuel C. Freitag	X	X	Chair
James C. Shay	Chair		X
Marc E. LeBaron	X	X	X
William J. Gerber	X	X	X
Charles T. Lanktree		Chair	X
Robert J. Marino	X	X	X
Robert J. Roschman		X	X
Ndamukong Suh

* Chairman of the Board.

Audit Committee

The Audit Committee of the Company’s Board of Directors consists of directors Shay (Chair), LeBaron, Freitag, Gerber, and Marino who are independent for purposes of serving on the committee under the SEC’s rules and NYSE MKT’s listing requirements. The Audit Committee acts under a written charter adopted by the Board of Directors. All Audit Committee members are financially literate. The Board of Directors has determined that Mr. Shay is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company, and performs such other duties as are directed by the Board. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements. At least annually and generally on a quarterly basis, the Committee reviews and discusses matters separately with management of the Company and with the Company’s independent auditors.

The Committee is directly responsible for the appointment of the independent registered public accounting firm engaged to prepare and issue an audit report on the financial statements and internal controls of the Company and periodically reviews and evaluates their performance and independence from management. All audit and permitted non-audit services are pre-approved by the Committee. Any services not covered by prior pre-approval, or services exceeding the pre-approved cost levels, must be approved in advance by the Committee. The Committee has delegated the responsibility of approving proposed non-audit services that arise between Committee meetings to the Chairman, provided that the decision to approve the services is presented for ratification at the next scheduled Committee meeting. During 2015, the Committee held two (2) meetings in person. In addition, the Committee held two (2) meetings via teleconference.

Compensation Committee

The Compensation Committee of the Company’s Board of Directors consists of directors Lanktree (Chair), Freitag, LeBaron, Gerber, Marino and Roschman. All members of the Committee are independent for purposes of serving on the committee under the NYSE MKT’s listing requirements. The Compensation Committee acts under a written charter adopted by the Board of Directors. The Committee functions include, but are not limited to:

●	Determining the compensation of the Chief Executive Officer.

●	Overseeing all other executive officers’ compensation, including salary and payments under the Company’s incentive and stock plans.

●	Administering the Company’s stock compensation plans, including approving all individual grants and awards under these plans.

●	Reviewing compensation for non-employee directors and recommending changes to the Board.

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The Committee may delegate its authority to a subcommittee of its members. Further discussion of the Compensation Committee can be found under the heading “Compensation Discussion and Analysis.” The Committee held two (2) meetings in person during 2015. In addition, the Committee held one (1) meeting via teleconference.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are directors Freitag (Chair), Shay, LeBaron, Gerber, Lanktree, Marino and Roschman. All members of the Nominating and Corporate Governance Committee are independent for purposes of serving on the committee under the NYSE MKT’s listing requirements. The Nominating and Corporate Governance Committee acts under a written charter adopted by the Board of Directors. The functions of the Committee include, among other items, overseeing all aspects of the Company’s corporate governance functions including compliance with significant legal, ethical and regulatory requirements. The Nominating and Corporate Governance Committee also reports to, and assists, the Board of Directors in identifying individuals for membership to the Board and recommends to the Board the director nominees for the next Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee did not hold a meeting during 2015 as the new Board transitioned following the settlement of the proxy contest and handled many duties typically handled by the committee as the full Board.

Director Nomination Process—The Nominating and Corporate Governance Committee believes that the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election or if a vacancy occurs between annual stockholder meetings, the Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based upon input from the members of the Board, senior management of the Company and, if the Committee deems appropriate, a third-party search firm.

Candidates will be chosen for their ability to represent all of the stockholders, and for their character, judgment, fairness and overall ability. As a group, they are expected to set the appropriate policy for the Company, and to bring to the Board of Directors broad experience in business matters and an insight and awareness of the appropriate and ever-changing role that corporations should have in society. Because the advice of those facing similar issues is of particular value, executive officers of other corporations are desirable candidates. Ballantyne does not have a set policy or process for considering “diversity”, however that term may be defined, in identifying nominees. However, The Nominating and Governance Committee strives to identify and recruit individuals whose diverse talents, experiences and backgrounds enhance the inclusive environment in which the Board currently functions. The Committee relies upon its judgment of the foregoing general criteria and the following personal criteria in selecting candidates for nomination to the Board of Directors:

●	Independence and absence of conflicts of interest

●	Honesty, integrity and accountability

●	Substantial business experience with a practical application to the Company’s needs

●	Willingness to ask tough questions in a constructive manner that adds to the decision making process of the Board

●	Demonstrated ability to think strategically and make decisions with a forward looking focus

●	Ability to assimilate relative information on a broad range of topics

●	Willingness to express independent thought

●	Team player

●	Willingness to make a strong commitment of time and attention to the Board’s processes and affairs

●	Ability to commit to Company stock ownership

The Nominating and Corporate Governance Committee evaluated Messrs. D. Kyle Cerminara, Samuel C. Freitag, James C. Shay, William J. Gerber, Charles T. Lanktree, Robert J. Roschman and Ndamukong Suh, all of whom are incumbent directors, in addition to Lewis M. Johnson, a director nominee, and recommended their nomination to the Board of Directors. The Board, in turn, nominated these eight persons for election as directors at the Annual Meeting. Based upon discussions with Mr. Cerminara and Fundamental Global, Mr. Cerminara suggested Mr. Johnson, President, Co-Founder and Partner of Fundamental Global Investors, LLC, as a person that the Nominating and Corporate Governance Committee should consider for nomination to our Board of Directors. After evaluating the qualifications of the individuals submitted for consideration, including Mr. Johnson, the Nominating and Corporate Governance Committee recommended to the Board that Mr. Johnson be nominated for election at the Annual Meeting, and the Board approved his nomination.

The Nominating and Corporate Governance Committee will also consider proposals for nominees for director from stockholders which are made in writing to the Secretary of the Company and comply with Bylaw requirements. The recommendation must contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications. Recommendations must also include a written statement from the candidate expressing a willingness to serve.

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EXECUTIVE OFFICERS

The following is a list of the names and ages of the current executive officers of the Company, their business history and their term of office with the Company.

Name	Age	Position and Principal Occupation	Officer Since
D. Kyle Cerminara	38	Director, Chairman and CEO of the Company since 2015. CEO, Co-Founder and Partner of Fundamental Global Investors, LLC and Co-Chief Investment Officer of Capital Wealth Advisors. For additional information, see the section titled “Board of Directors.”	2015

Nathan D. Legband	36	Senior Vice President, CFO, and Treasurer since September 2014. From June 2012 to September 2014, he served as Corporate Controller for the Company. From 2008 to 2012, he worked for West Corporation, a communication services company, holding a number of finance department positions including Director of Accounting/Controller for the West Asset Management segment and Senior Director of Accounting and Financial Analysis for the Communication Services segment. From 2003 to 2008, he served in a number of roles including Audit Manager for Deloitte & Touche LLP.	2014

Ray F. Boegner	66	President of Cinema; previously Senior Vice President and Senior Vice President of Sales; Vice President of Sales prior to November 1996; joined Company in 1985.	1997

Stephen L. Schilling	51	President of Digital Media. From 2011 to 2015, he served as Managing Partner of S2 Ventures, LLC, a management consulting company that works with technology companies. From 2007 to 2011, he served as President and CEO of Cypress Communications, a provider of premium in-building broadband communications services. From 1998 to 2006, he served as President, CEO and Founder of Netfice Communications.	2015

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Our fiscal year 2015 was a transition year for our company in many respects, including in our board composition, leadership and executive compensation.

On February 20, 2015, the Board of Directors elected Mr. Cerminara, Chief Executive Officer, Co-Founder and Partner of Fundamental Global Investors, LLC, to serve as a director until our 2015 Annual Meeting. In settling a proxy contest with Fundamental Global, our largest stockholder, on April 21, 2015, the Company expanded its Board of Directors to nine directors and nominated five director candidates from Fundamental Global’s slate of directors, who were elected at the 2015 Annual Meeting. In addition, on January 18, 2016, Mr. Suh joined our Board. Following the 2015 Annual Meeting, our board committees were reconstituted and the new leadership was appointed.

In addition to the significant changes in the composition of our Board and compensation committee, we made significant changes to our senior management. On November 24, 2015, the Board of Directors appointed Mr. Cerminara, who had served as Chairman of the Board since May 2015 and as Executive Chairman since September 2015, as our Chief Executive Officer. On November 2, 2015, Stephen L. Schilling joined us as President of our Digital Media business, and Ray F. Boegner was promoted to the newly created position of President of our Cinema business.

Due to these transitional events during our fiscal year 2015, we expect that the way we make compensation decisions in the future will follow a new course. Our Board is evaluating our compensation policies and practices, and we expect that the new compensation policies and practices adopted by our newly composed compensation committee will result in compensation packages for our executives and non-employee directors that reflect a new compensation philosophy.

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Most of the decisions described in this Compensation Discussion and Analysis (this “CD&A”) were made by the Compensation Committee that existed prior to the 2015 Annual Meeting (the “previous committee”), which has been reconstituted and some members of which are no longer on the Board. It is important to distinguish the decisions made by the previous committee for 2015 that are reflected in this CD&A from those of the newly reconstituted committee, which for the most part will be reflected in next year’s proxy statement.

In this section of the proxy statement, we discuss in detail our executive compensation program for 2015 for our named executive officers (also referred to as the “NEOs”), consisting of our principal executive officers, our chief financial officer, our other executive officers employed as of December 31, 2015, and one former executive officer who served during 2015 and whose compensation would have qualified him as being among the three highest paid executive officers had he still been serving as of December 31, 2015. Our NEOs for 2015 are:

●	D. Kyle Cerminara, Chairman and Chief Executive Officer

●	Nathan D. Legband, Senior Vice President, Chief Financial Officer, and Treasurer

●	Ray F. Boegner, President of Cinema

●	Stephen L. Schilling, President of Digital Media

●	Gary L. Cavey, Former President and Chief Executive Officer

●	Christopher D. Stark, Former President

●	David G. Anderson, Former Senior Vice President, General Counsel and Secretary

As a result of these leadership transitions during 2015, our CD&A and the related compensation tables and narratives cover seven NEOs for 2015 and analyze a variety of compensation decisions and actions, some of which were made specifically with regard to these transition events.

Compensation Philosophy

Decisions with respect to executive compensation are made by the Compensation Committee on an individual basis based upon a number of factors, including, but not limited to, the provisions of any existing employment contract with an executive officer, evaluation of the executive officer’s performance, the level of responsibility associated with the executive officer’s office, recruitment requirements and the performance of the Company. Prior to making compensation decisions with respect to our executive officers, the Compensation Committee takes into account the recommendations of our Chief Executive Officer and our other Board members. In 2015, in determining and reviewing executive compensation, the previous Compensation Committee also consulted available information provided by Compensation Strategies, Inc. (“Compensation Strategies”) regarding companies of similar size and structure as well as industry data. The new Compensation Committee is evaluating the Company’s compensation structure with the goal of attracting and retaining talented individuals who are critical to the Company’s long-term success and aligning pay with performance.

Say-on-Pay Vote

The Company conducted its first advisory vote on executive compensation in May 2011, which passed with 96% of the vote. The Company’s stockholders also cast their votes in favor of an annual say-on-pay vote.

The Compensation Committee and our Board of Directors have considered the results of our 2015 say-on-pay vote, through which approximately 91% of the votes cast by our stockholders at the 2015 Annual Meeting expressed approval of our named executive officers’ compensation. Based on those results, the Compensation Committee at the time concluded that the compensation paid to the executive officers and our overall pay practices did not require substantial revision. The Board and the Committee had also determined to hold annual say-on-pay votes. The current Compensation Committee is evaluating the Company’s compensation structure.

Base Salary

The base salaries of executive officers are intended to reflect their individual contribution to the Company. Base salaries are reviewed annually and may be changed based on the individual’s performance or a change in competitive pay levels in the marketplace.

The Compensation Committee reviews and establishes the base salary of all executive officers based on independent competitive data, their leadership in establishing performance standards in the conduct of the Company’s business, and its expectation as to their future contributions in directing the long-term success of the Company and its business.

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At the time of Mr. Cerminara’s appointment as our Chief Executive Officer, his annual base salary was set at $150,000. Pursuant to the employment agreement negotiated at the time of his appointment as President of Digital Media, Mr. Schilling receives an annual base salary of $275,000.

The Compensation Committee approved an increase in the annual base salary of Mr. Legband, effective as of January 1, 2015, to $170,000, to bring his salary in line with market salaries and in recognition of his long-term value to the Company.

The Compensation Committee approved increases in the annual base salaries of Mr. Legband and Mr. Boegner, effective as of January 1, 2016, to $185,000 and $225,000, respectively, to bring their salaries in line with market salaries, to account for Mr. Boegner’s promotion to President of Cinema, and in recognition of their long-term value to the Company.

Cash and Restricted Stock Bonuses

The Company’s Short-Term Incentive Plan (“STI Plan”) is an annual incentive program that provides the executive officers and key management bonuses if the Company achieves certain goals. The STI Plan provides for a bonus payout in the form of cash, restricted and unrestricted stock or some combination thereof based on certain criteria. For the 2015 STI Plan, the Compensation Committee established certain target award percentages of base salary to determine the target award for the named executive officers and certain key employees. The target award for Mr. Cavey was set at 30% of his base salary while the target awards for the remaining named executive officers were within a range of 17.5% to 20% of their base salaries. Mr. Cerminara was not eligible for the STI Plan in 2015.

The Compensation Committee set three universal tactical goals that comprised 100% of the entire target award that applied to each of the participants of the STI Plan. The first universal goal was that fiscal year 2015 revenue exceeds certain thresholds as set forth in the Plan and represented 33% of the target award. The second universal goal was that fiscal year 2015 earnings before interest, taxes, depreciation and foreign exchange (EBITDA&FX) exceeds certain thresholds as set forth in the Plan and represented 34% of the target award. The final universal goal was Convergent Media Systems fiscal year 2015 gross margin exceeding certain thresholds as set forth in the Plan and represented 33% of the target award. The Committee deemed all the goals described above to be effective in focusing management on continued profitability and revenue growth of the Company.

In 2015, none of the universal tactical goals were achieved and therefore no payouts were made for this timeframe.

2015 was a transition year for the Company and the objectives for the Company. In 2015, the Compensation Committee approved payment of discretionary cash bonuses to Mr. Legband and Mr. Boegner of $30,000 and $15,000, respectively, intended to reward them for good performance in 2015 and in part to indicate their importance to the Company in order to retain them on a long-term basis.

Long-Term Incentives

The long-term incentive component of our executive compensation program is designed to incentivize and reward the achievement of longer-term strategic objectives and align the financial interests of the Company’s executive officers with those of the Company’s stockholders. Traditionally, the Compensation Committee has granted long term incentives to our named executive officers using a mix of equity compensation awards including performance units (or “PRUs”), restricted stock awards (or “RSAs”), restricted stock units (or “RSUs”) and nonqualified stock options. Each such type of award, and the reasons it is used, is described below.

Performance Units. Each PRU has a value of $1.00 and represents a right to receive a cash payment at a specified time in the future if certain performance objectives have been met during the specified performance periods leading up to the payout of the PRU. PRUs are, therefore, designed to reward achievement of specific performance objectives over these periods. In addition to requiring satisfaction of the applicable threshold performance levels, PRUs are only payable if the recipient remains employed with the Company until payout occurs after the end of the performance periods.

Restricted Stock Awards. RSAs represent a right to receive ownership of a certain number of shares of the Company’s common stock at a specified time in the future, but are not conditioned upon achieving any specific performance objectives, and are only issuable if the recipient remains employed by the Company at the end of the vesting period leading up to the issuance of the RSAs. RSAs are designed primarily to encourage retention of executive officers and key employees.

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Restricted Stock Units. RSUs represents a right to receive a specific number of units at the end of the specified period. Each recipient of RSUs shall have no rights as a stockholder with respect to the participant’s RSUs. Payments under a RSUs award shall be made in either cash, shares of stock or some combination thereof, as specified in the applicable award agreement. RSUs are designed to provide retention incentives to our executive officers and key employees.

Nonqualified Stock Options. Nonqualified stock options represent an option to purchase shares of the Company’s common stock at an option price equal to the closing price on the New York Stock Exchange of the Company’s common stock on the grant date. The stock options are designed to motivate executives to increase stockholder value as the stock options will only have value if our stockholders also benefit from increasing stock prices.

Long-Term Incentives Granted in 2015

In January 2015, the Committee granted 20,000 RSUs to Mr. Boegner, on the same terms as the RSU awards granted to the Company’s other executive officers who were serving as such in August 2014. The Committee considered these RSUs a retention incentive as the Company continues to move through the transitional nature of the business.

These RSUs generally will vest on August 21, 2018, but shall vest earlier if the following yearly performance hurdles based on stock performance are met:

●	25% of the award will vest on August 21, 2015 if, during any 10 day trading period commencing on the grant date and ending on December 31, 2014, the Company (“BTN”) closing stock price on the NYSE MKT averages at least $4.00.

●	An additional 25% of the award will vest on August 21, 2016 if, during any 10 day trading period in 2015, BTN closing stock price on the NYSE MKT averages at least $4.40, which is 10% greater than the original 2014 target stock price.

●	An additional 25% of the award will vest on August 21, 2017 if, during any 10 day trading period in 2016, BTN closing stock price on the NYSE MKT averages at least $4.84, which is 10% greater than the original 2015 target stock price.

●	If in any year the performance hurdle is not met, the RSUs subject to vesting in that year (as well as RSUs subject to vesting in any previous year in which the performance hurdle was not met) will carry forward to the following year and will vest, along with the RSUs subject for vesting for that year, in the event the target stock price performance hurdle for the current year is met.

RSUs will be settled in shares of Company common stock on a one-for-one basis as soon as practical following the fourth anniversary date of the grant or the anniversary of the grant date in the event yearly target stock price performance hurdle is achieved. The first hurdle calling for an average stock trading price over a 10 day period of at least $4.00 was achieved for the period ended December 31, 2014 and therefore 25% of the award vested on August 21, 2015. The second hurdle calling for an average stock trading price over a 10 day period of at least $4.40 was achieved for the period ended December 31, 2015 and therefore 25% of the award will vest on August 21, 2016.

In November 2015 and in connection with his appointment as our Chief Executive Officer, the Compensation Committee granted 60,000 RSAs to Mr. Cerminara. Half of the RSAs granted to Mr. Cerminara were vested immediately on the grant date, and one fourth of the RSAs will vest each year beginning on the first anniversary date of the grant.

In November 2015, the Compensation Committee granted nonqualified stock options to Mr. Cerminara (60,000 options), Mr. Boegner (40,000 options), Mr. Schilling (130,000 options, including 30,000 options awarded as an inducement grant) and Mr. Legband (40,000 options). The options granted in November 2015 have an option price of $4.33 (which is equal to the closing price of the Company’s common stock on the NYSE MKT on November 20, 2015). The options granted to Mr. Cerminara, Mr. Boegner and Mr. Legband vest ratably (one-fifth each year) on November 22nd of the next five calendar years following the grant date. The inducement grant of 30,000 non-qualified stock options granted to Mr. Schilling vested immediately at the grant date. The remaining options granted to Mr. Schilling vest in a one-fifth installment on the first anniversary date of the grant and in subsequent installments on the first day of each subsequent quarter for four years following the first anniversary of the grant date. Vesting is contingent upon the executive officer’s continued employment with the Company during the vesting period. No stock option may be exercised more than 10 years from the date of grant.

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401(k) Retirement Plan

The Company has adopted a Retirement and Savings 401(k) Plan (the “Plan”), which is a combination savings and profit sharing plan designed to qualify under Section 401 of the United States Internal Revenue Code of 1986, as amended (the “Code”), including the provisions of Section 401(k). In 2014, all employees of Ballantyne who were at least eighteen years old were eligible to participate in the Plan on the first of the month following thirty (30) days from the date of hire. Each participant may defer up to 100% of their compensation. The Company may make a discretionary matching contribution equal to a uniform percentage of salary. Each year the Company will determine the amount of the discretionary percentage. In 2015, the Company matched 50% of the amount deferred up to 6% of their contribution. All contributions to the Plan are non-forfeitable. For 2015, no participant could contribute more than $18,000 to the Plan and receive a deduction for federal income tax purposes while certain participants age 50 or older could contribute up to $24,000. Benefits may be distributed to participants or their beneficiaries, as the case may be, in the event of a participant’s death, retirement or other termination of service, or, if the participant so requests, on reaching age 59½. Participants may be eligible to withdraw benefits in case of hardship.

Contributions to the Plan made by the Company on behalf of the named executive officers of the Company are included in the 2015 Summary Compensation Table.

Other Employee Benefits

The Company also provides its executives with certain benefits which are generally available to all employees of the Company, such as excess life and disability insurance. These benefits for the named executive officers of the Company are included in the 2015 Summary Compensation Table.

Employment Contracts and Severance Protections for Current Executive Officers

The Company has written employment agreements with Mr. Boegner and Mr. Schilling. The material provisions of these employment agreements and the severance protections provided to our other current executive officers are discussed below.

Mr. Cerminara is entitled to severance and other benefits such as accrued vacation pursuant to the Company’s then-existing severance policy. Assuming a termination date of December 31, 2015, as required by the the SEC’s rules and assuming applicability of the Company’s then-existing severance policy, the approximate value of the severance benefits would have been $7,324 for Mr. Cerminara. In addition, the terms of the stock options and RSAs granted to Mr. Cerminara provide for accelerated vesting in the event of a change-in-control. Assuming that a change-in-control occurred at December 31, 2015, as required by the SEC’s rules, the approximate value of the vesting stock options would have been $16,800.

Mr. Schilling’s employment agreement, which was entered into on November 2, 2015, provides for a base salary, and he is eligible for performance-based compensation in the form of an annual bonus of up to $325,000, payable partly in cash and partly through equity awards as determined by the Compensation Committee, provided that the Company achieves certain universal goals established by the Compensation Committee. As a signing bonus, the Company granted to Mr. Schilling a stock option to purchase 30,000 shares. In addition, the Company granted to Mr. Schilling a stock option to purchase 100,000 shares, vesting over five years. He is also eligible to participate in the Company’s 401(k), medical, dental and vision plans and certain other benefits available generally to employees of the Company. Mr. Schilling’s agreement contains customary non-competition and non-solicitation covenants.

Mr. Schilling is entitled to severance and other benefits such as accrued vacation pursuant to the Company’s then-existing severance policy. Assuming a termination date of December 31, 2015, as required by the SECs rules and assuming applicability of the Company’s then-existing severance policy, the approximate value of the severance benefits would have been $10,656 for Mr. Schilling. In addition, the terms of the stock options granted to Mr. Schilling provide for accelerated vesting in the event of a change-in-control. Assuming that a change-in-control occurred at December 31, 2015, as required by the SEC’s rules, the approximate value of the vesting stock options would have been $36,400.

Mr. Boegner’s employment agreement with the Company provides for a base salary. He is eligible for performance-based compensation in the form of an annual bonus under the Company’s Short-Term Incentive Plan and is eligible to participate in the 2010 Long-Term Incentive Plan. The agreement requires Mr. Boegner to acquire and maintain holdings of Ballantyne’s Common Stock in accordance with the Company’s stock ownership requirement that is in effect. In the event that his employment is terminated by Ballantyne without good cause or by Mr. Boegner for good reason, as these terms are defined in the agreement, then he will receive his base salary for period equal to three (3) weeks for each year that he has been employed by the Company. In addition, Ballantyne will pay for or reimburse Mr. Boegner for the cost of health insurance during this same period. He is eligible to participate in and/or receive other benefits provided to other employees of the Company including an automobile allowance. Assuming a termination date of December 31, 2015, as required by the SEC’s rules, the approximate value of the severance benefits would have been $400,755 for Mr. Boegner. In addition, the terms of the stock options, RSUs and PRUs granted to Mr. Boegner all provide for accelerated vesting in the event of a change-in-control. Assuming that a change-in-control occurred at December 31, 2015, as required by the SEC’s rules, the approximate value of the vesting stock options would have been $11,200.

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Mr. Legband is entitled to severance and other benefits such as accrued vacation pursuant to the Company’s then-existing severance policy. Assuming a termination date of December 31, 2015, as required by the SEC’s rules and assuming applicability of the Company’s then-existing severance policy, the approximate value of the severance benefits would have been $17,479 for Mr. Legband. In addition, the terms of the stock options and RSUs granted to Mr. Legband provide for accelerated vesting in the event of a change-in-control. Assuming that a change-in-control occurred at December 31, 2015, as required by the SEC’s rules, the approximate value of the vesting stock options would have been $11,200.

Payments in Connection with Employment Termination of Messrs. Cavey, Stark and Anderson

The Company entered into a Separation and Release Agreement in connection with Mr. Cavey’s resignation in May 2015, pursuant to which Mr. Cavey is entitled to nine months of base salary, plus nine months of health benefits, in consideration for his release of claims against the Company and his agreement not to solicit any Company employees for 12 months and not to disparage the Company. The total value of the severance payments to Mr. Cavey in connection with his resignation is $284,451, consisting of $280,250 in salary continuation payments and $4,201 in Company-paid premiums for continued health benefits.

In connection with the elimination of his position in November 2015, Mr. Stark is entitled to receive six months of base salary, plus six months of health benefits, consistent with the terms of his employment agreement previously negotiated with the Company. Mr. Stark also received a severance payment of $87,305 in place of his bonus payment for 2015. The total value of the severance payments to Mr. Stark in connection with his termination is $198,935, consisting of $104,313 in salary continuation payments, $7,317 in Company-paid premiums for continued health benefits and $87,305 in place of bonus payment.

In connection with the elimination of his position in October 2015, Mr. Anderson is entitled to receive six months of base salary, plus six months of health benefits, consistent with the terms of his employment agreement previously negotiated with the Company. Mr. Anderson also received a severance payment of $40,154 in place of his bonus payment for 2015. The total value of the severance payments to Mr. Anderson in connection with his termination is $137,471, consisting of $90,000 in salary continuation payments, $7,317 in Company-paid premiums for continued health benefits and $40,154 in place of bonus payment.

Compensation Risk Assessment

The Company has evaluated its compensation policies and practices as they relate to risk management and risk taking incentives. Based upon this evaluation, we have concluded that the risks arising from the Company’s relatively uncomplicated compensation structure are not reasonably likely to have a material adverse effect on the business.

Compensation Consultant

The previous Compensation Committee periodically utilized Compensation Strategies as its independent executive compensation consultant, including in 2015. Compensation Strategies reported directly to the Committee and provided advice to the Committee on the structure and amounts of executive compensation. Compensation Strategies provided no other services to the Company. As part of its annual evaluation of its advisors, the Compensation Committee solicited information from Compensation Strategies regarding any actual or perceived conflicts of interest and to evaluate their independence. Based on the information received from Compensation Strategies, the Compensation Committee believes that the work they performed in 2015 did not raise a conflict of interest and that they are independent.

Compensation Committee Interlocks and Insider Participation

During 2015, there were no compensation committee interlocks and no insider participation in compensation decisions that were required to be reported under the rules and regulations of the Exchange Act.

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Compensation Committee Report

The Compensation Committee oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement and based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Charles T. Lanktree, Chair

Marc E. LeBaron

Samuel C. Freitag

William J. Gerber

Robert J. Marino

Robert J. Roschman

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Executive Compensation

The following table sets forth information regarding all forms of compensation earned by the Company’s Named Executive Officers during the last three fiscal years. Mr. Legband and Mr. Boegner were employed by the Company during all of fiscal 2015. Mr. Cavey resigned from the Company effective May 8, 2015. The Company eliminated Mr. Stark’s position on November 2, 2015. The Company eliminated Mr. Anderson’s position on October 30, 2015. Mr. Cerminara became Executive Chairman on September 23, 2015. Mr. Schilling was hired as President of Digital Media on November 2, 2015.

2015 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards(s) ($)(8)		Option Awards ($)(8)		Non-Equity Incentive Plan Compensation ($)(16)		Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(20)	Total ($)
D. Kyle Cerminara (1)	2015	38,458	(7)	—	289,796	(9)	89,607	(18)	—		—	511	418,372
Chairman and Chief Executive Officer
Nathan D. Legband	2015	175,769		30,000	—		59,738	(19)	—		—	18,156	283,664
Senior Vice President, Treasurer and Chief Financial Officer	2014	129,529		—	75,000	(10)	—		—		—	10,801	215,330
Ray F. Boegner (2)	2015	221,498		15,000	85,000	(11)	59,738	(19)	—		—	27,572	408,809
President of Cinema	2014	213,210		—	—		—		—		—	41,631	254,841
	2013	213,210		—	28,800	(12)	—		113,024		—	38,337	393,371
Stephen L. Schilling (3)	2015	42,308		—	—		179,651	(15)	—		—	133,485	355,444
President of Digital Media
Gary L. Cavey (4)	2015	151,979		—	—		—		—		—	321,211	473,190
Former President and	2014	370,000		—	150,000	(13)	—		—		—	45,064	565,064
Chief Executive Officer	2013	340,000		—	36,800	(14)	—		225,729	(17)	—	11,083	613,612
Christopher D. Stark (5)	2015	188,566		—	—		—		—		—	229,857	418,423
Former President	2014	202,550		—	75,000	(10)	—		—		—	28,751	312,378
	2013	202,550		—	28,800	(12)	—		109,380		—	15,213	355,943
David G. Anderson (6)	2015	162,692		—	—		—		—		—	169,808	332,500
Former Senior Vice	2014	180,000		—	75,000	(10)	—		—		—	21,626	276,626
President, General Counsel and Secretary	2013	160,000		—	28,800	(12)	41,513		94,838		—	6,650	331,801

(1)	Mr. Cerminara was named to the Board of Directors on February 20, 2015. On September 23, 2015, Mr. Cerminara was appointed as Executive Chairman. Effective November 24, 2015, Mr. Cerminara was appointed as our Chief Executive Officer. He also continues to serve as our Executive Chairman. All compensation paid to or earned by Mr. Cerminara in 2015 is reported in this 2015 Summary Compensation Table, including both compensation for his service as Chairman and Chief Executive Officer and compensation for his service as an independent director.

(2)	Mr. Boegner was promoted from Senior Vice President to President of Cinema on November 2, 2015.

(3)	Mr. Schilling was hired as President of Digital Media on November 2, 2015. Prior to Mr. Schilling becoming an employee of the Company, S2 Ventures LLC was paid $130,000 in consulting fees in addition to $3,485 in reimbursed expenses. Mr. Schilling served as Managing Partner of S2 Ventures LLC.

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(4)	Mr. Cavey resigned his positions as President and Chief Executive Officer effective May 8, 2015.

(5)	Mr. Stark was promoted from Senior Vice President and Chief Operating Officer to President effective May 8, 2015. Mr. Stark’s position as President was eliminated on November 2, 2015.

(6)	Mr. Anderson’s position as Senior Vice President, General Counsel and Secretary was eliminated on October 30, 2015.

(7)	This amount includes $24,227 in fees earned or paid in cash for Mr. Cerminara’s service as an independent director (retainer and meeting fees).

(8)	The amounts in this column represent the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board ASC Topic 718. For additional information relating to the assumptions made in valuing and expensing these awards refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.

(9)	Includes stock awards granted to Mr. Cerminara both for his service as Chairman and Chief Executive Officer and for his service as an independent director. Stock awards for service as Chairman and Chief Executive Officer consist of the fair value for the November 22, 2015 grant of 60,000 shares of restricted stock in accordance with the 2010 Long-Term Incentive Plan. 30,000 of those shares vested immediately, with the remaining shares vesting over a two year period. Stock awards for service as an independent director consists of the fair value ($29,996) of the May 13, 2015 grant of 6,651 shares of restricted stock in accordance with the 2014 Non-Employee Directors’ Restricted Stock Plan, which vest on the day preceding the 2016 Annual Meeting of Stockholders.

(10)	Consists of the grant date fair value of the August 21, 2014 grant of 20,000 restricted stock units in accordance with the 2010 Long Term Incentive, which generally vests on the fourth anniversary of the grant date, but with earlier vesting based on achievement of stock performance hurdles.

(11)	Consists of the grant date fair value of the January 20, 2015 grant of 20,000 restricted stock units in accordance with the 2010 Long Term Incentive Plan, which generally vests on the August 21, 2018, but with earlier vesting based on achievement of stock performance hurdles.

(12)	Consists of the grant date fair value for the March 15, 2013 grant of 7,200 shares of restricted stock in accordance with the 2005 Restricted Stock Plan, which vests over a three year period.

(13)	Consists of the grant date fair value of the August 21, 2014 grant of 40,000 restricted stock units in accordance with the 2010 Long Term Incentive Plan, which generally vests on the fourth anniversary of the grant date, but with earlier vesting based on achievement of stock performance hurdles.

(14)	Consists of the grant date fair value of the March 15, 2013 grant of 9,200 in shares of restricted stock in accordance with the 2005 Restricted Stock Plan which vests over a three year period.

(15)	Consists of the grant date fair value of the November 22, 2015 grant of 130,000 stock options. 30,000 shares of total 130,000 shares of option awards of non-qualified stock options received by Mr. Schilling was made outside of the Company’s existing stock compensation plans pursuant to applicable regulations allowing for such an arrangement.

(16)	These amounts represent annual cash incentive awards received under the Company’s Short-Term Incentive Plan and performance units granted under our 2010 Long-Term Incentive Plan.

(17)	$138,169 of the performance units previously reported in 2012 and 2013 granted under our 2010 Long-Term Incentive Plan were forfeited due to Mr. Cavey’s resignation effective May 8, 2015.

(18)	Consists of the grant date fair value of the November 22, 2015 grant of 60,000 stock options in accordance with the 2010 Long Term Incentive, which vests over a five year period.

(19)	Consists of the grant date fair value of the November 22, 2015 grant of 40,000 stock options in accordance with the 2010 Long Term Incentive, which vests over a five year period.

(20)	The Company provides its executives with certain employee benefits. These benefits include excess life and disability insurance, certain auto expenses, and contributions made by the Company under the Ballantyne Retirement and Savings Plan. In addition, this column includes severance payments and benefits owed to Messrs. Cavey, Stark and Anderson in connection with the termination of their employment in 2015. The amounts reported for each Named Executive Officer as All Other Compensation for 2015 are identified and quantified below:

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	Mr. Cerminara	Mr. Legband	Mr. Boegner	Mr. Schilling	Mr. Anderson	Mr. Stark	Mr. Cavey
Auto Expenses	$—	$—	$12,000	$—	$—	$—	$—
Accrued Vacation Pay-out	—	11,452	7,549	—	26,077	23,079	32,473
Employer match on Retirement and Savings Plan	439	5,380	6,513	—	4,869	6,349	3,808
Excess life and disability insurance	72	1,324	1,510	—	1,391	1,494	479
Consulting and related fees	—	—	—	133,485	—	—	—
Severance payments and benefits	—	—	—	—	137,471	198,935	284,451

Total All Other Compensation	$511	$18,156	$27,572	$133,485	$169,808	$229,857	$321,211

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The following table sets forth information concerning each grant of an award made to the Company’s Named Executive Officers during the last completed fiscal year.

Grants of Plan-Based Awards for Fiscal Year 2015

	Grant		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Date		Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	(#)	($/share)	($)(10)
D. Kyle Cerminara	11/22/2015	(2)	-	-	-	-	-	-	60,000	-	-	259,800
	11/22/2015	(3)	-	-	-	-	-	-	-	60,000	4.33	89,607
	5/13/2015	(4)	-	-	-	-	-	-	6,651	-	-	29,996
Nathan D. Legband	1/20/2015		23,800	29,750	59,500	-	-	-	-	-	-	-
	11/22/2015	(5)	-	-	-	-	-	-	-	40,000	4.33	59,738
Ray F. Boegner	1/20/2015		30,520	38,150	76,300	-	-	-	-	-	-	-
	1/20/2015	(6)	-	-	-	-	-	-	20,000	-	-	85,000
	11/22/2015	(7)	-	-	-	-	-	-	-	40,000	4.33	59,738
Stephen L. Schilling	11/22/2015	(8)	-	-	-	-	-	-	-	100,000	4.33	149,345
	11/22/2015	(9)	-	-	-	-	-	-	-	30,000	4.33	30,306
Gary L. Cavey	-		-	-	-	-	-	-	-	-	-	-
Christopher D. Stark	-		-	-	-	-	-	-	-	-	-	-
David G. Anderson	-		-	-	-	-	-	-	-	-	-	-

(1)

Represent the dollar amount of the estimated future payout upon satisfaction of certain conditions under the Short-Term Incentive Plan granted during fiscal 2015. None of the universal tactical goals were achieved and, therefore, no payouts were made for 2015.

(2)	On November 22, 2015, the Compensation Committee granted Mr. Cerminara 60,000 RSAs under our 2010 Long-Term Incentive Plan. 30,000 of those shares vested immediately on the date of grant, and an additional 15,000 shares will vest on each of November 22, 2016 and November 22, 2017, subject to Mr. Cerminara’s continued employment.

(3)	On November 22, 2015, the Compensation Committee granted Mr. Cerminara nonqualified stock options to purchase 60,000 shares of the Company’s common stock under our 2010 Long-Term Incentive Plan. Those stock options will vest and become exercisable in one-fifth annual installments, beginning on the first anniversary of the grant date.

(4)	In his role as an independent director (and prior to his appointment as Executive Chairman), Mr. Cerminara received a grant of 6,651 shares of restricted stock under our 2014 Non-Employee Directors’ Restricted Stock Plan, which will vest in full on the day preceding the 2016 Annual Meeting of Stockholders.

(5)	On November 22, 2015, the Compensation Committee granted Mr. Legband nonqualified stock options to purchase 40,000 shares of the Company’s common stock under our 2010 Long-Term Incentive Plan. Those stock options will vest and become exercisable in one-fifth annual installments, beginning on the first anniversary of the grant date.

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(6)

On January 20, 2015, the Compensation Committee granted 20,000 RSUs to Mr. Boegner under our 2010 Long-Term Incentive Plan, which vests on August 21, 2018 based on Mr. Boegner’s continued employment, to the extent not vested earlier based on the achievement of yearly stock performance hurdles. 25% of the RSUs vested on August 21, 2015 based on achievement of the first stock performance hurdle, and an additional 25% of the RSUs will vest on August 21, 2016, based on the achievement of the second stock performance hurdle.

(7)	On November 22, 2015, the Compensation Committee granted Mr. Boegner nonqualified stock options to purchase 40,000 shares of the Company’s common stock under our 2010 Long-Term Incentive Plan. Those stock options will vest and become exercisable in one-fifth annual installments, beginning on the first anniversary of the grant date.

(8)

On November 22, 2015, the Compensation Committee granted Mr. Schilling nonqualified stock options to purchase 100,000 shares of the Company’s common stock under our 2010 Long-Term Incentive Plan. Those stock options will vest and become exercisable in a one-fifth annual installments, beginning on the first anniversary of the grant date and in subsequent 1/20 installments on the first day of each subsequent quarter for four years following the first anniversary date of the grant.

(9)	On November 22, 2015, the Compensation Committee awarded Mr. Schilling an inducement grant of 30,000 stock options outside of the Company’s existing stockholder approved equity plans. This inducement grant was fully vested on the grant date.

(10)

The amounts in this column represent the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board ASC Topic 718 during the applicable fiscal year. For additional information relating to the assumptions made in valuing and expensing these awards, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.

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The following table sets forth information concerning outstanding equity awards for each of the Company’s Named Executive Officers as of the end of the last completed fiscal year.

Outstanding Equity Awards at 2015 Fiscal Year-End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(*)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
D. Kyle Cerminara			60,000	(1)		4.33	11/22/2025
								36,651	(6)	168,961
Nathan D. Legband			40,000	(1)		4.33	11/22/2025
								15,000	(7)	69,150
Ray F. Boegner			40,000	(1)		4.33	11/22/2025					24,894
								20,400	(8)	94,044
	22,500		7,500	(2)		4.70	1/11/2022
Stephen L. Schilling	30,000		100,000	(3)		4.33	11/22/2025
Christopher D. Stark	22,500	(4)	-		-	4.70	1/11/2022	-		-	-	-	(4)
David G. Anderson	15,000	(5)	-		-	3.55	2/13/2023	-		-	-	-	(5)

* Based on the closing stock price of $4.61 on December 31, 2015.

(1)	These stock options will vest and become exercisable in one-fifth annual installments, beginning on November 22, 2016.

(2)	These stock options will vest and become exercisable on January 11, 2016.

(3)	These stock options will vest and become exercisable in a one-fifth annual installments, beginning on November 22, 2016 and in subsequent 1/20 installments on the first day of each subsequent quarter for four years following November 22, 2016.

(4)	Mr. Stark’s position was eliminated on November 2, 2015. Pursuant to the agreement with Mr. Stark, unvested stock options are forfeited upon termination of service and the exercise date on vested stock accelerates to 90 days from the last day of employment. As a result, 7,500 unvested options, with an exercise price of $4.70, have been forfeited.

(5)	Mr. Anderson’s position was eliminated on October 30, 2015. Pursuant to the agreement with Mr. Anderson, unvested stock options are forfeited upon termination of service and the exercise date on vested stock accelerates to 90 days from the last day of employment. As a result, 7,500 unvested options, with an exercise price of $3.55, have been forfeited.

(6)	6,651 shares of the restricted stock vests on the day preceding the 2016 Annual Meeting of Stockholders. The remaining 30,000 shares of the restricted stock vests annually in ½ installments beginning on November 22, 2016.

(7)	15,000 shares of the restricted stock generally vest on August 21, 2018, but with earlier vesting possible based on achievement of stock performance hurdles.

(8)	15,000 shares of the restricted stock generally vest on August 21, 2018, but with earlier vesting possible based on achievement of stock performance hurdles. 3,000 shares of the restricted stock vest on January 11, 2016. The remaining 2,400 shares vest on March 15, 2016.

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The following table sets forth information concerning exercised options and vesting of stock awards for each of the Company’s Named Executive Officers as of the end of the last completed fiscal year.

Options Exercised and Stock Vested

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(2)
D. Kyle Cerminara	-	-	30,000	129,900
Nathan D. Legband	-	-	5,000	23,550
Ray F. Boegner	-	-	10,400	48,120
Stephen L. Schilling	-	-	-	-
Gary L. Cavey	-	-	8,067	36,377
Christopher D. Stark	-	-	10,400	48,120
David G. Anderson	-	-	10,400	48,210

(1)	There were no option exercises in 2015.

(2)	Difference between the exercise price and the market price on the date of vesting or exercise.

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Director Compensation

The following table sets forth the compensation paid to the Company’s directors in fiscal 2015, except for compensation paid to Mr. Cerminara. Mr. Cerminara served as an independent director from his election to the Board of Directors on February 20, 2015 until he became Executive Chairman on September 23, 2015. Mr. Cerminara continues to serve as a director; however, he no longer receives any separate compensation for his service as a director. All of Mr. Cerminara’s compensation for 2015 (both as an independent director and as an executive officer) is reflected in the 2015 Summary Compensation Table above.

	Fees Earned Or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Samuel C. Freitag (1)	39,750	29,996	—	—	—	—	69,746
Marc E. LeBaron (1)	30,500	29,996	—	—	—	—	60,496
James C. Shay (1)	46,000	29,996	—	—	—	—	75,996
William F. Welsh, II (3)	13,885	—	—	—	—	—	13,885
Donde Plowman (3)	13,203	—	—	—	—	—	13,203
William J. Gerber (4)	23,615	29,996	—	—	—	—	53,611
Charles T. Lanktree (4)	26,788	29,996	—	—	—	—	56,784
Robert J. Marino (4)	23,615	29,996	—	—	—	—	53,611
Robert J. Roschman (4)	19,750	29,996	—	—	—	—	49,746

(1)	In 2015, Messrs. LeBaron, Freitag and Shay each received (a) an annual retainer of $25,000; (b) $1,500 for each Board meeting attended; and (c) $500 for each Board meeting held via teleconferencing. In addition, Mr. Shay received $10,000 for acting as Chairman of the Audit Committee. Although not included in the above table, the directors are reimbursed for their out-of-pocket expenses of attending Board meetings.

(2)	In May 2015, Messrs. Freitag, LeBaron, Shay, Gerber, Lanktree, Marino and Roschman were each granted 6,651 shares of restricted stock under the 2014 Non-Employee Directors’ Restricted Stock Plan, which was ratified by our stockholders in May 2015. The restricted stock vests on the day preceding the 2016 Annual Meeting of Stockholders. The amounts shown in this column include the fair value of the annual restricted stock award on the date of grant, which was $4.51 per share. For additional information relating to the assumptions made in valuing and expensing these awards for 2015, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.

(3)	Former Director of the Company who retired when his or her term ended in May 2015. In 2015, Mr. Welsh and Dr. Plowman each received (a) a prorated annual retainer until the date they served as a director of $9,203; (b) $1,500 for each Board meeting attended; and (c) $500 for each Board meeting held via teleconferencing. Although not included in the above table, the directors are reimbursed for their out-of-pocket expenses of attending Board meetings.

(4)	In 2015, Messrs. Gerber, Lanktree, Marino and Roschman each received (a) a prorated annual retainer from the date they were elected as a director of $15,865; (b) $1,500 for each Board meeting attended; and (c) $500 for each Board meeting held via teleconferencing. In addition, Mr. Lanktree received a prorated retainer of $5,000 for acting as Chairman of the Compensation Committee. Although not included in the above table, the directors are reimbursed for their out-of-pocket expenses of attending Board meetings.

Our new Compensation Committee is evaluating the Company’s compensation structure, including director compensation. Prior to making compensation decisions with respect to our director compensation, the Compensation Committee takes into account the recommendations of our Chief Executive Officer.

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REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee is comprised of James C. Shay (Chair), Marc E. LeBaron, Samuel C. Freitag, William J. Gerber and Robert J. Marino, each of whom is independent for purposes of serving on the Audit Committee under the rules adopted by Securities and Exchange Commission and the NYSE MKT’s listing standards.

The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of internal controls and processes for that purpose. KPMG LLP acts as the Company’s independent registered public accounting firm and is responsible for conducting an independent audit of the Company’s annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2015 with management of the Company and with representatives of KPMG. The discussions with KPMG also included all matters that KPMG was required to communicate and discuss with the Audit Committee, including the matters required by Statement on Auditing Standard No. 16, Communications with Audit Committees.

In addition, the Audit Committee reviewed the independence of KPMG. The Audit Committee discussed KPMG’s independence with them and has received written disclosures and a letter from KPMG regarding their independence as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence.

Based upon its review and the discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

The foregoing report is submitted by the Audit Committee in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

James C. Shay (Chair)

Marc E. LeBaron

Samuel C. Freitag

William J. Gerber

Robert J. Marino

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PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

At the 2011 Annual Meeting, the stockholders’ approved, by advisory vote, annual frequency for future advisory votes on executive compensation (“say-on-pay vote”). This advisory vote was accepted by the Board of Directors. Following the Annual Meeting, the next say-on-pay vote and the next say-on-frequency vote for say-on-pay votes will occur at the 2017 Annual Meeting.

The annual advisory say-on-pay vote on executive compensation provided to stockholders as required pursuant to Section 14A of the Exchange Act and is a non-binding vote on the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules promulgated by the SEC, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and narrative disclosure. The advisory say-on-pay vote is not a vote on the Company’s general compensation policies, compensation of the Board, or the Company’s compensation policies as they relate to risk management.

The Compensation Committee believes the Company’s executive compensation program reflects a strong philosophy that rewards performance and is closely aligned with stockholders’ long-term interests. The Compensation Discussion and Analysis section of this Proxy Statement provides a more detailed discussion of the Company’s executive compensation policies and practices.

Non-Binding Advisory Resolution

We are asking our stockholders to indicate their support for the Company’s executive compensation program as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related materials disclosed in this Proxy Statement is hereby APPROVED.”

This advisory say-on-pay vote on executive compensation is not binding on the Board. However, the Board values the opinion of our stockholders and will take into account the result of the vote when making future decisions regarding executive compensation.

Required Vote

If a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this resolution.

Our Board recommends a vote “FOR” adoption of the advisory resolution approving the compensation of the Company’s Named Executive Officers.

30

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS

KPMG LLP, certified public accountants served as the independent registered public accounting firm for the Company since 1995. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from stockholders. The following table sets forth the aggregate fees for professional service rendered by KPMG LLP, for each of the last two fiscal years:

Category of Fee	2015	2014
Audit Fees (1)	$646,708	$620,175
Audit Related Fees	—	—
Tax Fees (2)	249,590	141,127
All Other Fees (3)	16,050	7,500
Total	$912,348	$768,802

(1)	Includes fees for professional services rendered during the fiscal year for the audit of our annual financial statements and for reviews of the financial statements included in our quarterly reports on Form 10-Q.

(2)	Includes fees related to tax preparation, tax compliance, and tax planning.

(3)	Includes fees related to professional services rendered during the fiscal year for the review of the S-8 and the issuance of the related Consent.

As previously discussed, the Audit Committee has implemented pre-approval procedures consistent with the rules adopted by the SEC.

The Audit Committee has appointed KPMG LLP as the independent registered public accounting firm to perform an audit of the Company’s consolidated financial statements for the year ending December 31, 2016 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016, if necessary. The Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm, and it oversees the negotiation of the fees that are paid for these services. In the course of these responsibilities, the Committee periodically considers whether it would be in the Company’s and stockholders’ interests to change the Company’s independent registered public accounting firm. In addition, the Committee ensures the mandatory, regular rotation of the lead audit partner, and in connection with that rotation, the Committee and its Chairman are involved in the selection of the new lead audit partner.

After reviewing the performance of KPMG in the course of its 2015 audit and KPMG’s independence, among other matters, the Audit Committee believes that the continued retention of KPMG to serve as the Company’s independent registered public accounting firm for 2016 is in the best interests of the Company and its stockholders. This appointment is being presented to the stockholders for ratification.

If stockholders fail to ratify the appointment of KPMG LLP as the Company’s independent auditors, the Audit Committee will reconsider whether to retain KPMG LLP, but may ultimately decide to retain them. Any decision to retain KPMG LLP or another independent registered public accounting firm will be made by the Audit Committee and will not be resubmitted to stockholders. In addition, even if stockholders ratify the appointment of KPMG LLP, the Audit Committee retains the right to appoint a different independent registered public accounting firm for fiscal 2016 if the Audit Committee determines that it would be in the Company’s best interests to do so.

Required Vote:

The ratification of the appointment of the independent auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

Our Board recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016.

31

STOCKHOLDER PROPOSALS

In accordance with the rules of the SEC, stockholders wishing to submit proposals for inclusion in the Proxy Statement for the 2017 Annual Meeting, which is expected to be held in May 2017, must submit their proposals to the Company on or before December 9, 2016. Such proposals should be sent by certified mail, return receipt requested, to the Company at 13710 FNB Parkway, Suite 400, Omaha, NE 68154, Attention: Corporate Secretary. In addition to being submitted in a timely manner, stockholder proposals must comply with the other requirements of SEC Rule 14a-8 in order to be included in the Proxy Statement for the 2017 Annual Meeting.

The Company’s Bylaws set forth certain procedures which stockholders must follow in order to nominate a director or present any other business, not submitted for inclusion in the proxy statement, at an annual stockholders’ meeting. Generally, a stockholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than sixty nor more than ninety days prior to the first anniversary of the 2016 annual stockholders’ meeting (that is, for the 2017 Annual Meeting, no earlier than February 22, 2017 and no later than March 24, 2017). The Bylaws specify the information which must accompany such stockholder notice. Details of the provision of the Bylaws may be obtained by any stockholder from the Secretary of the Company. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

RELATED PERSON TRANSACTION PROCEDURES

The Company’s Audit Committee Charter requires the Audit Committee to review policies and procedures regarding transactions between the Company and officers and directors that are not a normal part of the Company’s business. There are no formal written policies or procedures used by Board or the Audit Committee to review, approve or ratify related party transactions. Rather, the Board or the Audit Committee reviews all related party transactions on a case by case basis for potential conflict of interest situations on an ongoing basis and uses its discretion in approving all such transactions. The Board or the Audit Committee will apply the standards of Item 404(a) of Regulation S-K when evaluating certain relationships and related transactions.

On an annual basis, the Company determines whether there are any related party transactions that need to be evaluated and approved by the Board or the Audit Committee based on the responses received from each director and executive officer based on his or her questionnaire completed in conjunction with the proxy statement. While there are no formal written policies or procedures used, the Board or the Audit Committee may consider the following factors in evaluating related party transactions:

●	the nature of the related person’s interest in the transaction;

●	the presence of standard prices, rates, charges or terms otherwise consistent with arms-length dealings with unrelated third parties;

●	the materiality of the transaction to each party;

●	the reasons for the Company entering into the transaction with the related person;

●	the potential effect of the transaction on the status of a director as an independent;

●	outside or disinterested director or committee member; and

●	any other factors the Board or the Audit Committee may deem relevant.

Pursuant to the proxy contest settlement agreement entered into with Fundamental Global on April 21, 2015, the Company expanded its Board of Directors to nine directors and nominated five director candidates from Fundamental Global’s slate of directors (Messrs. D. Kyle Cerminara, William J. Gerber, Charles T. Lanktree, Robert J. Marino and Robert J. Roschman), who were elected at the 2015 Annual Meeting. Fundamental Global holds approximately 22.2% of the Company’s outstanding shares of common stock. Mr. Cerminara, the Chief Executive Officer, Co-Founder and Partner of Fundamental Global Investors, LLC, serves as our Chairman and Chief Executive Officer. The Company reimbursed Fundamental Global for its expenses incurred in connection with the proxy contest and settlement agreement in the amount of $172,000. The independent members of the Board of Directors approved the reimbursement.

32

ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Ballantyne believes that all persons subject to these reporting requirements filed the required reports on a timely basis during 2015, except that Mr. Roschman’s Form 4 filed on February 16, 2016 and reporting thirteen purchases made in 2015 was inadvertently filed late.

33

BALLANTYNE STRONG, INC.
13710 FNB Parkway
SUITE 400
OMAHA, NE 68154
ATTN: NATE LEGBAND

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 D. Kyle Cerminara
02 Samuel C. Freitag
03 Charles T. Lanktree
04 William J. Gerber
05 James C. Shay
06 Ndamukong Suh
07 Lewis M. Johnson
08 Robert J. Roschman

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve, by non-binding vote, executive compensation.	☐	☐	☐
3. Ratifying the appointment of KPMG LLP as the Company's independent auditors.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned has received the company's proxy statement and hereby revokes any other proxy or proxies previously given or executed, in any form, to vote or act with respect to the shares of Common Stock held by the undersigned at the 2016 Annual Meeting of Stockholders.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000275894_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10K are available at www.proxyvote.com

BALLANTYNE STRONG, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 23, 2016

The stockholder hereby appoints D. Kyle Cerminara and Nathan D. Legband, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of BALLANTYNE STRONG, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, Eastern Time, on May 23, 2016, at The Westin, 400 Corporate Drive, Fort Lauderdale, Florida, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

0000275894_2 R1.0.1.25